Exhibit 99.2

 Bristol Myers Squibb has agreed to acquire Turning Point Therapeutics, a San-Diego based, clinical-stage biopharmaceutical company that focuses on the discovery and development of innovative, targeted oncology therapeutics. Through this transaction, Bristol Myers Squibb gains repotrectinib, a next generation, potential best-in-class, tyrosine  kinase inhibitor (TKI) being developed for the treatment of first-line ROS1+ non-small cell lung cancer, a disease with high morbidity and patient impact. The company plans to explore the potential of Turning Point Therapeutics’ promising pipeline of novel compounds.  Transaction Terms and Financial Details  $76.00  per share in cash via tender offer  Q3 2022  Expected to close  2025  Expected to be accretive to non-GAAP EPS  Subject to customary conditions  Bristol Myers Squibb to Acquire Precision Oncology Company,  Turning Point Therapeutics  Exciting next-generation, potential best-in-class medicine expected to launch in the U.S. in 2023  Repotrectinib has been granted three Breakthrough Therapy Designations from the U.S. Food and Drug Administration  Phase 1/2 TRIDENT-1 data compares favorably with data for existing ROS1 agents in first-line NSCLC  Potential to become new standard of care in ROS1+ 1L NSCLC  Opportunity to leverage industry leading commercial capability in oncology  Repotrectinib is expected to be an additional medium to long-term growth catalyst for the oncology portfolio  ATP  Kinase  Solvent front mutation  Gatekeeper mutation  REPOTRECTINIB  Repotrectinib  Reinforces leading position in oncology and broadens pipeline  Potential of Repotrectinib

 Additional Information and Where to Find It  The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Bristol Myers Squibb and Rhumba Merger Sub Inc. (“Merger Sub”) will file with the U.S. Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Bristol Myers Squibb will cause Merger Sub to file a tender offer  statement on Schedule TO and Turning Point Therapeutics will file a recommendation statement on Schedule 14D-9. Investors and Turning Point Therapeutics stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/ recommendation statement on Schedule 14D-9 that will be filed by Turning Point Therapeutics with the SEC, because they will contain important information THAT SHOULD BE CONSIDERED BY TURNING POINT THERAPEUTICS’S INVESTORS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. These documents will be  available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge at www.bms.com or by directing a request to Bristol Myers Squibb, Office of the Corporate Secretary, 430 East 29th Street, 14th Floor, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of Turning Point Therapeutics free of charge at tptherapeutics.com.  In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, the company and Turning Point Therapeutics file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the company or Turning Point Therapeutics with the SEC at at no charge on the SEC’s website at www.sec.gov.  Cautionary Statement Regarding Forward-Looking Statements  This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the acquisition of Turning Point Therapeutics by the company and the development and commercialization of certain biological compounds. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of  historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results  to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the timing of the tender offer and the subsequent merger, (ii) the number of shares of the Turning Point Therapeutics’ common stock that will be tendered in the tender offer, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk  that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for Turning Point Therapeutics, (vi) the possibility that various conditions to the consummation of the tender offer or the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed transaction,  the response of business partners and competitors to the announcement of the proposed transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction. The actual financial impact of this transaction may differ from the expected financial impact described in this communication. In addition, the compounds described in this communication are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Bristol Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in Turning Point Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent Quarterly Reports on Form 10-Q , as well as other documents that may be filed by Bristol Myers Squibb or Turning Point Therapeutics from time to time with the SEC. Neither the company nor Turning Point Therapeutics undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.  Use of Non-GAAP Financial Information and Guidance  In discussing financial guidance, Bristol Myers Squibb refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this communication that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company’s baseline performance, supplement or enhance management, analysts and investors overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods  Non-GAAP earnings and related EPS information are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non- GAAP earnings and related EPS information because Bristol Myers Squibb believes they neither relate to the ordinary course of Bristol Myers Squibb’s business nor reflect Bristol Myers Squibb’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.  Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to or as a substitute for the related financial measures that are prepared in accordance with GAAP and are not intended to be considered in isolation and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.